UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2024
Pinstripes Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41236	86-2556699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1150 Willow Road
Northbrook, IL 60062
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (847) 480-2323

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PNST	New York Stock Exchange
Redeemable Warrants, each exercisable for one share of Class A common stock, exercise price of $11.50 per share	PNST.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 5.07. Submission of Matters to a Vote of Security Holders
Pinstripes Holdings, Inc. (the “Company”) virtually held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) via webcast on October 7, 2024. Set forth below are the final voting results from the Annual Meeting.
Proposal 1: Election of the following two Class I directors, each to serve a three-year term expiring at the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) or until his or her successor is elected and qualified:

Director	Votes For	Votes Withheld	Broker Non-Votes
Diane Aigotti	10,367,974	555,271	7,114,527
Jerry Hyman	10,383,586	539,659	7,114,527

Each of the individuals listed above was elected as a director of the Company to serve until the 2027 Annual Meeting or until his or her successor is elected and qualified.
Proposal 2: Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 27, 2025.

Votes For	Votes Against	Votes Abstain
16,420,851	417,975	1,198,946
The stockholders voted to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 27, 2025.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinstripes Holdings, Inc.

Dated: October 7, 2024	/s/ Anthony Querciagrossa
Anthony Querciagrossa
Chief Financial Officer